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                               EMRISE CORPORATION
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PRESS RELEASE                                         Source: EMRISE CORPORATION

EMRISE CORPORATION TO HOLD SPECIAL STOCKHOLDERS' MEETING APRIL 15, 2005 Friday March 18, 8:45 am ET

RANCHO CUCAMONGA, Calif.--(BUSINESS WIRE)--March 18, 2005--EMRISE CORPORATION (OTCBB:EMRI - NEWS), a multi-national manufacturer of defense and aerospace electronic components and subsystems and communications equipment, today announced a special stockholders' meeting to be held at 10 a.m. Pacific time on April 15, 2005, at the Company's corporate offices in Rancho Cucamonga.

The purposes of the meeting are for the stockholders of record as of the close of business on March 7, 2005:

1. To consider and vote upon a proposal to increase the Company's authorized shares of common stock from 50 million to 150 million.

2. To consider and vote upon a proposal to clarify the mechanics of the Company's classified board.

3. To consider and vote upon a proposal to amend and restate the Company's certificate of incorporation to modernize and conform the certificate of incorporation to current Delaware corporate law and practices.

4. To transact any other business that properly comes before the special meeting.

Randolph D. Foote, EMRISE's chief financial officer, commented, "As we continue to execute our growth plan, we want to ensure that the Company has all the means necessary to capitalize on the significant operational improvements and accomplishments we have achieved in the past year.

The measures proposed for consideration at this meeting are designed to provide us with an opportunity to update our charter documents, clarify the mechanics and operation of the board, and increase the number of shares authorized for issuance by the Company. An increase in authorized shares would provide the Company with additional flexibility in structuring purchase terms as we continue to evaluate acquisition candidates that we expect to be both synergistic and accretive of our earnings. The acquisition of Larus Corporation in July 2004 was completed with approximately 20 percent of the purchase price paid in common stock. The recently announced Pascall Electronics Ltd. acquisition is planned to be completed with the use of cash only. These acquisitions were structured, and we intend that future acquisitions will be structured, to use equity in a judicious manner if we deem the use of equity to be appropriate. Management encourages stockholders to vote in favor of these proposals by attending the special meeting or voting by proxy.


About EMRISE CORPORATION

EMRISE CORPORATION is a multi-national manufacturer of defense and aerospace electronic components and subsystems and communications equipment. Our electronic components group, which includes XET Corporation and its international subsidiaries, provides custom power conversion products, digital and rotary switches and subsystem assemblies to the North American, European and Asian electronic components market that are primarily used for defense, aerospace and industrial applications. Our communications equipment group, consisting of CXR Larus Corporation and its subsidiary, CXR Anderson Jacobson, provides network access and transmission products, communications test instruments and satellite network timing and synchronization systems to the North American, European and Asian communications industry. Founded in 1983, EMRISE CORPORATION operates out of facilities in the United States, England, France and Japan. As of January 30, 2005, the Company had a total of 216 employees in its various subsidiaries and divisions. www.emrise.com
                                                     --------------

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

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With the exception of historical information, the matters discussed in this press release, including without limitation statements regarding the Company's continued execution of its growth plan, evaluation of acquisition candidates and future uses of authorized capital are forward-looking statements that involve a number of risks and uncertainties. The actual future results of EMRISE CORPORATION could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability of EMRISE to continue to execute its growth plan and identify, evaluate and consummate acquisitions that are synergistic and accretive to earnings, with or without the increase in authorized shares; the ability of EMRISE to fund and integrate acquired businesses in a timely and efficient manner to provide additional cost savings and margin enhancements; the receipt and timing of contracts and orders for EMRISE's products from existing and potential customers; EMRISE's ability to fulfill backlog orders; market and economic conditions; changes in technology and governmental regulations and policies; competitive products and services; unforeseen technical issues; and those factors contained in the "Risk Factors" Section of the Company's Form 10-K for the year ended December 31, 2003, and other public filings.


_________________
CONTACT:
     EMRISE CORPORATION
     Randolph D. Foote, 909-987-9220, ext. 3201
     or
     Hayden Communications
     Matt Hayden or Brett Maas, 843-272-4653
_______________________________

Source: EMRISE CORPORATION